Exhibit 5.1

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October 31, 2014

MergeWorthRx Corp.

3123 McDonald Street

Miami, Florida 33133

Re:	MergeWorthRx Corp. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to MergeWorthRx Corp., a Delaware corporation (the “Company”), in connection with the preparation of that certain Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) on October 29, 2014. The Registration Statement relates shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) that may be issued pursuant to Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) among the Company, Anvil Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, AeroCare Holdings, Inc. (“AeroCare”), a Delaware corporation, and FFC Aerocare SR, LLC, a Delaware limited liability company, relating to the Company’s proposed merger with AeroCare (the “Business Combination”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials, and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified, or reproduced copies. We have also assumed that upon delivery of the Shares, the certificates representing such Shares will conform to the specimen thereof filed as an exhibit to the Registration Statement and will have been duly countersigned by the transfer agent and duly registered by the registrar or, if uncertificated, valid book-entry notations for the issuance of the Shares in uncertificated form will have been duly made in the register of the Company. In addition, in providing the opinions herein, we have relied, with respect to matters related to the Company’s existence, upon the certificates referenced above.

MergeWorthRx Corp.

October 31, 2014

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the shares of Common Stock to be issued by the Company to the holders of shares of common stock, $.001 par value per share, of AeroCare upon consummation of the Business Combination are validly authorized and, when the Registration Statement shall have become effective and such shares of Common Stock have been issued and delivered in accordance with the terms and conditions of the Merger Agreement, such shares of Common Stock will be legally issued, fully paid and non-assessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We express no opinion as to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the General Corporation Law of the State of Delaware.

B.	The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; and (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law).

C.	This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinions expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the effective date of the Registration Statement or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters”. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ MCDERMOTT WILL & EMERY LLP